Exhibit 10.1
RESTRICTED UNIT AWARD AGREEMENT
THIS AGREEMENT (this “Agreement”) is made as of [●], 202[●] (the “Date of Grant”), between TPG Private Equity Opportunities, L.P., a Delaware limited partnership (the “Partnership”), and [●] (the “Participant”):
R E C I T A L S:
WHEREAS, the General Partner (as defined below) has determined that it would be in the best interests of the Partnership and its unitholders to grant the Restricted Units (as defined below) provided for herein to the Participant as of the Date of Grant, pursuant to the terms set forth herein.
NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:
1.    Definitions. The following definitions shall be applicable throughout this Agreement:
(a)    “Affiliate” means any Person that directly or indirectly controls, is controlled by or is under common control with the Partnership. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting or other securities, by contract or otherwise.
(b)    “Board” means the board of directors of the Partnership.
(c)    “Change in Control” shall mean the occurrence of any of the following events:
(i) any Person or Group, other than a Permitted Holder, is or becomes the “beneficial owner” (as defined in rules 13d-3 and 13d-5 under the Exchange Act) directly or indirectly of more than 30% of the total outstanding Units of the Partnership (or any entity which controls the

Partnership) within a 12-month period, including by way of merger, consolidation, tender or exchange offer, or otherwise;
(ii) the sale or disposition, in one or a series of related transactions, of all or substantially all, of the assets of the Partnership to any Person or Group other than the Permitted Holders; or
(iii) the occurrence of any Persons, other than any Persons approved by the General Partner and the Management Company, becoming the general partner and the management company of the Partnership.
(d)    “Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto.
(e)    “Disability” shall have the meaning of such term as set forth in Section 409A of the Code.
(f)    “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto.
(g)    “General Partner” means TPG Private Equity Opportunities GenPar, L.P., the general partner of the Partnership.
(h)    “Group” shall mean “group,” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act.
(i)    “Management Company” means T-POP Management Company, LLC.
(j)    “Permitted Holder” means any of the following: (i) the Partnership, TPG Inc. or any of their respective Affiliates, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Partnership or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation owned, directly or indirectly, by the unitholders of the Partnership in substantially the same proportions as their ownership of Units.
(k)    “Person” means any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).
(l)    “Units” means unit interests in the Partnership.
2.    Grant of the Restricted Units. Subject to the terms and conditions set forth in this Agreement, the Partnership hereby grants to the Participant [●] Class F Units of the

Partnership (the “Restricted Units”). The Restricted Units shall vest and become nonforfeitable in accordance with Section 3 hereof.
3.    Vesting.
(a)    Subject to the Participant’s continued service on the Board (“Board Service”), the Restricted Units shall vest and become non-forfeitable with respect to 100% of the Restricted Units on the first anniversary of the Date of Grant (the “Vesting Date”). Notwithstanding the foregoing, in the event the Participant’s Board Service ends following the Date of Grant and prior to the Vesting Date due to the Participant’s death or Disability, then the Restricted Units shall be deemed to fully vest on the date of such death or Disability, as applicable.
(b)    If the Participant’s Board Service ends for any reason other than the reasons set forth in Section 3(a) above, the Restricted Units, to the extent not previously vested, shall be forfeited by the Participant without consideration as of such date the Participant’s Board Service ends.
(c)    Notwithstanding any other provision of this Agreement to the contrary, in the event of a Change in Control following the Date of Grant and prior to the Vesting Date, the Restricted Units shall, to the extent not then vested and not previously forfeited, immediately become fully vested upon the consummation of such Change in Control.
4.    Section 83(b) Election. If the Participant elects to make a timely, valid election under Section 83(b) of the Code (an “83(b) Election”), the Participant shall execute and deliver to each of the Partnership and the Internal Revenue Service an 83(b) Election in a form substantially similar to the form attached hereto as Exhibit A. The Participant hereby acknowledges that (a) neither the Partnership nor any of its Affiliates have provided, and are not hereby providing, the Participant with tax advice regarding the 83(b) Election and have urged the Participant to consult the Participant’s own tax advisor with respect to the income taxation consequences thereof, and (b) neither the Partnership nor any of its Affiliates have advised the Participant to rely on any determination by it or their representatives as to the fair market value specified in the 83(b) Election and will have no liability to the Participant if the actual fair market value of the Restricted Units on the date hereof exceeds the amount specified in the 83(b) Election.
5.    Book Entry Ownership. The Partnership shall recognize the Participant’s ownership of the Restricted Units through uncertificated book entry.
6.    Rights as a Unitholder. The Participant shall be the record owner of the Restricted Units from and after the Date of Grant, and as record owner shall be entitled to all rights of a common unitholder of the Partnership, including, without limitation, distribution rights with respect to the Restricted Units; provided that the Restricted Units that have not previously vested shall be subject to the limitations on transfer and encumbrance set forth in Section 9.
7.    Notations. To the extent applicable, all book entries representing the vested Restricted Units shall be subject to the rules, regulations, and other requirements of the Securities and Exchange Commission and any applicable federal or state laws, and the Board may cause notations to be made next to the book entries to make appropriate reference to such restrictions.
8.     No Right to Continued Board Service. The granting of the Restricted Units evidenced by this Agreement shall impose no obligation on the Partnership or any Affiliate to continue the Board Service of the Participant and shall not lessen or affect the Partnership’s or its Affiliate’s right to terminate the Board Service of such Participant.
9.    Transferability. The Restricted Units may not, at any time prior to becoming vested pursuant to Section 3, be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Partnership or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.
10.    Tax Obligations. The Participant acknowledges that, as an independent contractor, the Participant shall be solely responsible for payment of any taxes due in connection with the granting and vesting of the Restricted Units, including taxes due as a result of the filing of the 83(b) Election pursuant to Section 4 hereof.
11.    Securities Laws. Upon the vesting of any Restricted Units, the Participant will make or enter into such written representations, warranties and agreements as the General Partner may reasonably request in order to comply with applicable securities laws or with this Agreement.
12.    Notices. Any notice necessary under this Agreement shall be addressed to the Partnership in care of its General Counsel at the principal executive office of the Partnership and to the Participant at the address appearing in the personnel records of the Partnership for such Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.
13.    Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflict of laws principles.
14.    Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
[Signatures on next page.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be effective as of the day and year first above written.
TPG PRIVATE EQUITY OPPORTUNITIES, L.P.

By: TPG Private Equity Opportunities GenPar, L.P., its general partner

By:
Name: [●]
Title: [●]

PARTICIPANT

[●]

[Signature Page to Restricted Unit Award Agreement]

EXHIBIT A

ELECTION TO INCLUDE UNITS IN GROSS
INCOME PURSUANT TO SECTION 83(b) OF THE
INTERNAL REVENUE CODE
The undersigned was granted units (the “Units”) of TPG Private Equity Opportunities, L.P. (the “Partnership”) on [●], 202[●] (the “Grant Date”) in connection with the undersigned’s position as a member of the Partnership’s board of directors.
The undersigned desires to make an election to have the Units taxed under the provision of Section 83(b) of the Internal Revenue Code of 1986, as amended (“Code §83(b)”), at the time the undersigned was granted the Units.
Therefore, pursuant to Code §83(b) and Treasury Regulation §1.83-2 promulgated thereunder, the undersigned hereby makes an election, with respect to the Units (described below), to report as taxable income for calendar year 202[●] the excess, if any, of the Units’ fair market value on the Grant Date over the acquisition price thereof.
The following information is supplied in accordance with Treasury Regulation §1.83-2(e):
The name, address and social security number of the undersigned:
Name: [●]

Address:

SSN: ____-___-_____
A description of the property with respect to which the election is being made: [●] Class F Units in the Partnership.
The date on which the property was transferred: the Grant Date.
The taxable year for which such election is made: calendar year 202[●].
The restrictions to which the property is subject, include the following: If the undersigned resigns or is removed from the undersigned’s position on the Board prior to one year from the Grant Date, subject to certain exceptions, all of the Units may be subject to forfeiture. The Units are also subject to transfer restrictions.
The aggregate fair market value (on a liquidation basis) on the Grant Date of the property with respect to which the election is being made, determined without regard to any lapse restrictions: $[●].
The aggregate amount paid for such property: $0.
The undersigned taxpayer will file this election with the Internal Revenue Service office with which taxpayer files taxpayer’s annual income tax return not later than 30 days after the date of transfer of the property. A copy of the election also will be furnished to the person for whom the services were performed. The undersigned is the person performing the services in connection with which the property was transferred.
A copy of this election has been furnished to the Secretary of the Partnership pursuant to Treasury Regulations §1.83-2(e)(7).

Dated: ___________, 202__    _____________________________
[●]